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EXHIBIT 10.3                                                       PAGE NUMBER 1
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         AGREEMENT setting forth the terms and conditions upon which TPG CAPITAL
CORPORATION ("TPG") is engaged by EXPORT EREZ LTD. together with any successors (collectively "Export Erez") to effect transactions ("the Transactions") intended to merge the Company into a reporting company and for related matters.

1.       SERVICES PROVIDED.

         Following its engagement, TPG and others, including Jovanda Ltd. and its affiliates, will:

         1.1. Advise Export Erez on the structure of the Transactions and actions to be taken by Export Erez in preparation for the completion of the Transactions;

         1.2. Merge Export Erez with or assist in transferring its assets into an existing Delaware corporation ("the Business Combination") which is or will become a reporting company under ss.12(g) of the Securities and Exchange Act of 1934, as amended ("the Company" hereinafter shall mean the Delaware corporation following the Business Combination, unless the context requires otherwise);

         1.3. Prepare, assist in preparing or review the agreement for the Business Combination ("Business Combination Agreement");

         1.4. Prepare and file with the Securities and Exchange Commission a Form 10 or Form 8-K describing the Company.

         1.5. Cause the Company to obtain a trading symbol for its securities on the NASD OTC Bulletin Board or other appropriate trading market.

         1.6. Introduce the Company to one or more market makers for the purpose of making an orderly and efficient market in the Company's securities;

         1.7. When and if the Company meets such requirements, apply for admission to quotation of the Company's securities on the Nasdaq Stock Market and/or their listing on a regional or national stock exchange, if requested by the Company;

         1.8. Take any other actions reasonably required of it to complete the Transactions as contemplated by this agreement.

2.       BUSINESS COMBINATION.

         2.1. TPG will provide, at its expense, a Delaware corporation with audited financial statements showing no assets or liabilities which will be or which TPG will cause to become a reporting company under ss.12(g) of the Securities and Exchange Act of 1934 ("the 1934 Act").

         2.2. Export Erez will merge into or transfer assets to the Delaware corporation. Upon the effective date of the Business Combination, the officers, directors and bylaws of Export Erez will become the officers, directors and bylaws of the Delaware corporation. The name of the Delaware corporation following the Business Combination will be chosen by Export Erez.


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EXHIBIT 10.3                                                       PAGE NUMBER 2
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         2.3.     The Delaware corporation will have authorized capital of
100,000,000 shares of common stock, $.0001 par value per share, and 20,000,000 shares of preferred stock, $.0001 par value per share.

         2.4. Upon the effective date of the Business Combination, there will be issued and outstanding (i) 500,000 common shares to TPG (ii) a common stock purchase warrant (described below) granted to TPG and (iii) such common stock and other securities as designated by the Company in the Business Combination Agreement.

         2.5. The Company may issue additional securities from time to time as approved by its board of directors without any obligation to offer or issue any part of such additional securities to TPG or its affiliates. However, the Company shall not take any steps at any time (whether by reverse stock split or otherwise) to reduce the number of common shares of the Company received or to be received by TPG hereunder.

         2.6. The common shares received or to be received by TPG hereunder represent an equity interest in the Company only and not in Export Erez Ltd. If, at any time, the Company distributes any or all of the securities of Export Erez Ltd. owned by the Company neither TPG nor any affiliate will assert any claim against such securities.

3.       PAYMENTS.

         3.1. Export Erez will pay TPG $140,000 for its services and the services of its affiliates in regard to the Transactions. Payment of this amount will be made $35,000 on execution of this agreement, $35,000 on the Business Combination, $35,000 on the filing of a Form 10 or Form 8-K with the Securities and Exchange Commission, and $35,000 on filing for a trading symbol for the Company's securities.

         3.2. In the event that Export Erez is a foreign corporation, or for other reasons TPG deems sufficient, TPG may request Export Erez, and Export Erez agrees, to deposit an amount equal to the remaining payments to be made after execution of this agreement in escrow under an escrow agreement satisfactory to both parties.

         3.3. Export Erez hereby grants TPG a 5-year transferrable warrant ("TPG Warrant") to acquire up to 250,000 registered shares of the Company's common stock at a strike price of $1.00 per share. The Company will execute and deliver to TPG a form of common stock purchase warrant agreement, warrant and warrant exercise subscription not inconsistent with the terms provided herein.

         3.4. The TPG Warrant and the common stock underlying the TPG Warrant ("TPG Warrant Shares") shall be adjusted upon any future stock issue, stock dividend, stock split, merger, acquisition, recapitalization or other transaction affecting the amount of the securities issued by the Company so that the percentage held by TPG or its assigns of the common stock of the Company obtained from time to time upon exercise of its TPG Warrant shall not be diluted.

         3.5. At the election of the Company, TPG will cause the preparation and filing with the Securities and Exchange Commission of the periodic reports required by the Securities Exchange Act of 1934 to include Forms 3, 4, 5, 8-K, 10-Q (or 10-QSB) and 10-K (or 10-KSB)


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EXHIBIT 10.3                                                       PAGE NUMBER 3
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for the twelve months following the Business Combination at a fixed fee of
US$15,000 payable US$1,250 per month.

4.       EXPENSES.

         4.1. TPG will bear its expenses incurred in regard to the Transactions, including, without limitation, travel, telephone, duplication costs, and postage.

         4.2. Export Erez will pay its own and third-party expenses (other than those of TPG) including, without limitation, Federal, underwriting and market making costs, corporate financial relations, accounting fees, duplicating costs and other expenses of the Company.

5.       AGREEMENT TO COMPLETE TRANSACTIONS.

         5.1. Export Erez agrees that it will timely take all steps necessary to complete the Transactions to include, without limitation, causing audited financial statements to be prepared in proper form for Export Erez; obtaining consents of the Board of Directors and the shareholders of Export Erez, as required; causing all necessary documents to be properly and timely prepared, executed, approved or ratified, and filed, as appropriate; making timely and fully all required payments related to the registration and listing of the Company's securities for public trading, including filing fees; and timely taking all other actions reasonably required of it to complete the Transactions.

         5.2. In the event that Export Erez does not timely take all such steps and do all such things as may be reasonably required of it to complete the Transactions, TPG will be entitled to (i) retain the securities of the Company acquired or to be acquired by TPG or its affiliates under this agreement and
(ii) receive in full all payments to be due to it or its affiliates through and upon completion of the Transactions as though those events had occurred provided, however, that Export Erez will not be obligated to make any payment under this paragraph if the failure to complete the Transactions is due to any improper actions or failure to act by TPG or its affiliates. Upon payment of the "break up" fee provided for herein, all obligations of the parties under this agreement will cease except for obligations which expressly or by their nature survive termination.

         5.3. Notwithstanding any other provisions of this agreement, it is expressly agreed and understood that (i) Export Erez will have sufficient time to complete the Transactions taking into consideration any delays arising from its need to comply with Israeli law, accounting or other matters and (ii) the only stock interest to be retained by TPG upon a default under this agreement will be in the public company and not in Export Erez.

6.       PERFORMANCE OF SERVICES BY OTHERS.

         From time to time, the achievement of certain results desired by the Company, including the promotion of interest in its public securities, may be enhanced by the services of other parties. These parties may include consultants, advertising agencies, market makers, investment bankers, financial analysts and similar persons who may, directly or indirectly, assist in creating interest in the Company's securities. All compensation, costs and expenses of such parties will be borne by the Company.


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EXHIBIT 10.3                                                       PAGE NUMBER 4
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7.       ACTIONS AND UNDERSTANDINGS FOLLOWING THE BUSINESS COMBINATION.

         7.1. Export Erez understands the obligations and responsibilities that will arise in regard to its becoming a reporting company and the trading of its securities in the public market. Export Erez understands that in order to achieve the greatest market interest in its securities it, its officers and its directors, all or some, will be required to continuously interact with the financial community. This interaction will include, without limitation, timely filing of reports under the Securities Exchange Act of 1934, including audited financial statements; annual reports to shareholders and shareholder meetings; issuing periodic press releases; and meetings and discussions with existing and prospective brokers, market makers, investment bankers and institutions.

         7.2. Export Erez understands that the completion of the Transactions will not, in itself, result in capital investment in the Company. The public status of the Company and its introduction to market makers and others in the financial community may result in investment interest. However, investment interest will depend upon the success of the Company, market conditions and other factors over which neither TPG nor its affiliates have any control.

         7.3. Export Erez understands that the ultimate judgement of the financial community of the investment merits of the Company will depend upon the Company's ability to successfully carry out its business plans and operations, to operate at a profit and similar business considerations. Export Erez represents in good faith that it currently has no reason to believe that it will be not be able to complete the Transactions and to achieve its business objectives.

         7.4. Export Erez understands that the first trading in the Company's securities may be limited, and that to increase the amount, depth and market price of its Company's securities will require both time and effort by the Company to develop relations with market makers and to create strong and stable trading of the Company's securities.

         7.5. For not less than 36 months following effective date of the Registration Statement, the Company will timely make all required Federal, state and other filings necessary to allow the public trading of the Company's securities and, if the Company's securities are then quoted on the Nasdaq Stock Market or listed on any regional or national exchange, will take all actions necessary to maintain such status for the Company's securities.

         7.6. During the Transactions and so long as TPG or an affiliate is a shareholder of the Company, it will provide TPG continuing and reasonable access as requested to all information concerning the Company's operations, past, current and intended, including, without limitation, full access to the financial records of the Company.

8.       NOTICES.

         Any notices required or permitted under this agreement shall be deemed to have been given when delivered in writing by hand, certified mail (return receipt requested) or commercial courier, such as FedEx, to the following addresses or to such other addresses as may have been given to each party in the manner provided for in this paragraph.


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EXHIBIT 10.3                                                       PAGE NUMBER 5
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         In the case of Export Erez

         Export Erez Ltd.
         Industrial Zone Erez
         PO Box 779
         Ashkelon, Israel 78101

         In the case of TPG to

         TPG Capital Corporation
         1504 R Street N.W.
         Washington, D.C. 20009

9.       NON-COMPETITION WITH TPG CAPITAL.

         9.1. Export Erez understands that TPG and its affiliates are engaged in, and receive income from, assisting other companies in becoming public through mergers with or the contribution of assets into existing public companies.

         9.2. Export Erez agrees that except as provided in this agreement neither it nor any of its officers, directors, agents, employees or affiliates will at any time or times without the written consent of TPG engage, directly or indirectly, in assisting any entity or person to engage in a Business Combination with any public company created or utilized for the purpose of allowing private companies to become public.

         9.3. In the event that Export Erez engages, or seeks to engage, in any transactions prohibited hereby, Export Erez agrees that it (i) hereby consents to an injunction in any court of competent jurisdiction against such prohibited transactions (ii) will disgorge to TPG all proceeds of whatever kind it received or is to receive, when received, from engaging or seeking to engage in such prohibited transactions and (iii) will pay all costs and reasonable attorney's fees incurred by TPG in enforcement of the provisions of this paragraph.

10.      ARBITRATION.

         10.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

         10.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

         10.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the District of Columbia, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

         10.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of


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EXHIBIT 10.3                                                       PAGE NUMBER 6
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the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

         10.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

         10.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

         10.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

         10.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

         10.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

11.      ASSIGNMENT.

         For regulatory reasons or to better carry out the Transactions, TPG may assign this agreement to an affiliated corporation provided that such affiliated corporation agrees to all the terms and conditions of this agreement. Such assignment will not relieve TPG of any of its obligations under this agreement.

12.      TERMINATION.

         TPG may terminate this agreement, without further obligation or liability, at any time (i) that TPG has a reasonable basis to believe that any aspect of the transactions covered by this agreement would constitute a fraud or deception on the market or (ii) that the Company fails to meet its obligations under this agreement in a manner which would constitute a material


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EXHIBIT 10.3                                                       PAGE NUMBER 7
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breach. In any such case, TPG will be entitled to the break up fee provided for in this agreement.

13.      MISCELLANEOUS

         13.1. COVENANT OF FURTHER ASSURANCES. The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this agreement.

         13.2. SCOPE OF AGREEMENT. This agreement constitutes the entire understanding of the parties. No undertakings, warranties or representations have been made other than as contained herein, and no party shall assert otherwise. This agreement may not be changed or amended orally.

         13.3. CURRENCY. All references to currency in this agreement are to United States Dollars.

         13.4. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

14.      EFFECTIVE DATE.

         The effective date of this agreement is November 9, 1998.


         IN WITNESS WHEREOF, the parties have approved and executed this agreement.


TPG CAPITAL CORPORATION                      EXPORT EREZ LTD.


-----------------------------------          -----------------------------------
President                                    President